Exhibit 10.9
FORM OF EMPLOYMENT AGREEMENT
     This Employment Agreement is made and entered into as of this ___day of ___, 2008 (“Effective Date”), by and between Optical Systems Technology, Inc., a Pennsylvania corporation (“Company”), and Paul F. Maxin (“Executive”).
     WHEREAS, Executive and Company desire to embody in this Agreement the terms and conditions of Executive’s employment by Company;
     NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, including the compensation paid to Executive, the parties hereby agree:
ARTICLE I
EMPLOYMENT, DUTIES AND RESPONSIBILITIES
     1.1 EMPLOYMENT
     Company shall employ Executive as President of the Sensor Systems Division. Executive hereby accepts such employment. Executive agrees to devote his full business time and best efforts to promote the interests of Company, and, if requested by the Board of Directors of The O’Gara Group, Inc. (“TOG”), for any subsidiary or affiliate of TOG.
     1.2 DUTIES AND RESPONSIBILITIES
     Executive shall have such duties and responsibilities as are consistent with his position and shall perform such services not inconsistent with his position as shall, from time to time, be reasonably assigned to him by the Board of Directors of TOG or any other officer of TOG in a position superior to Executive.
ARTICLE II
TERM
     2.1 TERM
     The term of Executive’s employment under this Agreement (the “Term”) shall commence on the date hereof and shall continue until the second (2nd) anniversary of the date hereof, unless sooner terminated pursuant to Article V hereof. Thereafter, the Term shall continue on a monthly basis unless terminated by either party upon one month’s prior written notice.

Exhibit 10.9
ARTICLE III
COMPENSATION
     3.1 SALARY, BONUSES AND BENEFITS
     As compensation and consideration for the performance by Executive of his obligations to Company under this Agreement, Executive shall be entitled to the compensation and benefits described in the attached Exhibit A (subject, in each case, to the provisions of Article 5 hereof).
     3.2 EXPENSES
     Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to Company’s written policies relating to business-related expenses as in effect, from time to time, during the Term, a copy of which has previously been provided to Executive.
ARTICLE IV
EXCLUSIVITY: CONFIDENTIALITY AND NON-COMPETITION
     4.1 EXCLUSIVITY, ETC.
     Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability___Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive agrees that all of his activities as an employee of Company shall be in conformity with all policies, rules and regulations and directions of Company not inconsistent with this Agreement.
     4.2 OTHER BUSINESS VENTURES; NONCOMPETITION
          (a) The term “Confidential Information,” as employed in this Agreement, means, except to the extent such information is otherwise publicly available and such public availability was not caused in any manner by Executive, (i) any object, material, device, substance, data, report, formula, drawing, record, forecast, interpretation or information, whether written or oral, not in the public domain and relating to or reflecting any product, design, process, procedure, formula, experiment, research, idea, methods, tooling, invention, discovery, improvement, equipment, scientific or technical information, method of production, business plan, financial information, listing of names, addresses or telephone numbers, trade secret and/or know how, and all matters pertaining thereto, of Company, TOG and their subsidiaries and affiliates, whether or not contained in any written document, which are or have been directly or indirectly communicated to, acquired by, developed by, or learned by or otherwise discovered by Executive as a result of his relationship (whether as an employee or otherwise) with Company, TOG or their subsidiaries and affiliates and (ii) any analysis, compilation, note, study, sample, drawing, sketch, computer program, computer file or other document, whether prepared by or under the direction of

Company, TOG or their subsidiaries and affiliates, Executive or others, and all copies, facsimiles, replicas, photographs, and reproductions thereof, which contain, relate to, or reflect any of the aforementioned items.
          (b) Executive shall not, directly or indirectly, either disclose any Confidential Information, except to the extent required in the performance of his duties as an employee of Company or use any Confidential Information for the benefit of himself or any person, firm, corporation, or association other than Company, TOG and their subsidiaries and affiliates, during the Term or thereafter.
          (c) All samples, drawings, sketches, documents and written information of any kind reflecting any of the Confidential Information or relating to Company’s, TOG’s and their subsidiaries’ and affiliates’ business or products which come into the possession of Executive shall remain the sole property of Company, TOG and their subsidiaries and affiliates and shall not be copied, photocopied, reprinted or otherwise reproduced or disseminated by Executive, except in the performance of his duties as an employee of Company. Upon the earlier of Company’s request therefor or the termination of Executive’s employment by Company, Executive shall return all such samples, drawings, sketches, documents and written information, and all copies, facsimiles, replicas, photocopies, and reproductions of them, to Company.
          (d) (i) For purposes of this Section 4.2(d), the following terms shall have the meanings given them below:
              (A) "Company Product” at any time shall mean any product or service which the Company, TOG or their subsidiaries are marketing, selling or developing at such time; provided, that Company Product shall not include any product or service which was not marketed, sold or developed by the Company, TOG or their subsidiaries at a time when Executive was employed by the Company; and further provided, that for purposes of Section 4.2(d)(ii)(C) only, Company Product shall not include any product or service marketed, sold or developed by the Company, TOG or their subsidiaries which is not directly related to the duties performed by Executive on behalf of the Company at any time when Executive was employed by the Company.
              (B) "Competing Business” shall mean the marketing or sale of products or services which are competitive with any Company Products and which are directly or indirectly marketed or sold in the Territory.
              (C) "Territory” shall mean the world.
            (ii) Executive hereby covenants and agrees to refrain, (A) during the Term hereof and any extension (including month-to-month extensions) or renewal thereof, (B) any Salary Continuation Period (as hereinafter defined), and (C) for a period of two (2) years after the date of termination of Executive’s employment (I) if such termination during the Term was for Cause (as hereinafter defined) or (2) if Executive terminates employment during the Term (specifically excluding Executive terminating employment at the end of the Term) on his own volition, from, directly or indirectly, (I)

Exhibit 10.9
engaging in a Competing Business in the Territory or (II) owning any interest in or engaging in or performing any service for any person, firm, corporation or other entity, either as a partner, owner, employee, consultant, agent, officer, director or shareholder that engages in a Competing Business in the Territory. Executive will not at any time during the period of Executive’s employment by Company and for a period of two (2) years thereafter induce or assist others to induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with Company, TOG or their subsidiaries and affiliates to terminate or to modify in any other fashion to the detriment of Company, TOG and their subsidiaries or affiliates such association with Company, TOG and their subsidiaries or affiliates. Executive represents that his experience and capabilities are such that the provisions of this paragraph will not prevent him from earning a livelihood. Notwithstanding any provision of this Section 4.2(d), it shall not be a violation of this Section 4.2(d) for Executive to own five percent (5%) or less of a public company, provided that Executive does not exert or have the power to exert any management or other control over such public company.
     (e) The parties hereto agree that Executive’s agreements contained in paragraph (b) through (d) of this Article relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by Executive will cause Company great and irreparable injury therefor, that the remedy at law for any breach of the agreements contained in (b) through (d) will be inadequate and that Company, in addition to any other relief available to it, shall be entitled to temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage or of providing any bond so as to prevent a breach of any of the agreements contained in (b) through (d) of this Article and to secure the enforcement thereof
     (f) Company shall be the exclusive owner of all its trademarks, trade secrets, copyrightable materials, patentable materials, and each invention, design, discovery, improvement, device, process, or product, including, without limitation, all technical or other innovations, improvements or alternative applications (collectively hereinafter referred to as “Intellectual Property”), conceived or developed by Executive, solely or jointly with others, during the period of Executive’s employment with Company (a) that result from, are suggested by or relate to any work or research that Executive has done or may do for Company, (b) as to which Executive has received or may receive information as a result of Executive’s employment or engagement by Company, or (c) that have been or are hereafter made through utilization of Company’s facilities, time or materials or through collaboration with employees, independent contractors, or vendors of Company.

Exhibit 10.9
ARTICLE V
TERMINATION
     5.1 TERMINATION BY COMPANY
     Company shall have the right to terminate Executive’s employment at any time, with or without Cause For purposes of this Agreement, “Cause” shall mean (a) substantial failure by Executive to perform his duties as described in this Agreement, which substantial failure is not cured within fifteen (15) days after written notice of such failure, (b) a breach by Executive of any of the other terms and conditions of this Agreement, (c) conduct grossly insubordinate or disloyal to Company, or (d) pleading no contest or guilty to a felony charge or being convicted of a felony.
     5.2 DEATH
     In the event Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of Executive’s death.
     5.3 DISABILITY
     In the event that Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least ninety (90) consecutive days or one hundred eighty (180) non-consecutive days within any three hundred sixty-five (365) day period, Company shall have the right to terminate Executive’s employment, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.2 hereof.
     5.4 EFFECT OF TERMINATION
          (a) In the event of termination of Executive’s employment for any reason, Company shall pay to Executive (or his beneficiary, heirs or estate in the event of his death) (i) any base salary through the date of termination in accordance with the Company’s regular payroll practices applicable to its executives, as established from time to time, (ii) any amounts earned, accrued or owing to Executive but not yet paid in accordance with the Company’s regular payroll practices applicable to its executive; and (iii) other benefits, if any, in accordance with applicable plans, programs and arrangements of Company.
          (b) In the event of termination of Executive’s employment (i) by Company for Cause, (ii) by Executive for any reason, (iii) because of Executive’s death, or (iv) pursuant to Section 5.3, because of Executive’s disability, neither Executive nor any beneficiary, heir or estate of Executive shall be entitled to any further compensation other than the amounts described in Section 5.4(a) hereof.
          (c) In the event of termination of Executive’s employment by Company other than for Cause, Company shall pay Executive, in addition to the amounts described in Section 5.4(a) hereof, an amount equal to the value of the continued payment of Executive’s base salary for the remainder of the Term (excluding any

Exhibit 10.9
renewal periods), payable in accordance with Company’s regular payroll practice applicable to executives (such period, the “Salary Continuation Period”). During the Salary Continuation Period Executive shall continue to be eligible to receive health, prescription drug and dental insurance coverage consistent with that provided to other executives of Company, from time to time, subject to the same limits and deductibles, except that if any of these benefits are provided under a plan under which Company is responsible for payment of the benefit (or reimbursing Executive for medical expenses incurred and paid by Executive) (i.e., self-funded medical reimbursement plan), such benefit shall be continued only for the period of time during which Executive would be entitled to COBRA coverage under the group health plan of Company if Executive elected such coverage and paid the applicable premium. Executive understands that the provision of these benefits may considered deferred compensation under Section 409A of the Internal Revenue Code and are subject to the requirements of such section.
ARTICLE VI
MISCELLANEOUS
     6.1 BENEFIT OF AGREEMENT: ASSIGNMENT; BENEFICIARY
          (a) This Agreement shall inure to the benefit of and be binding upon Company and their successors and assigns (but only to the extent the Agreement relates to such entity), including, without limitation, any corporation or person which may acquire all or substantially all of Company’s assets or business or with or into which Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s beneficiary, devise; legatee or other designee, or if there is no such designee, to Executive’s estate.
          (b) Company shall require any successor (whether director or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company to expressly assume and agree to perform this Agreement in the same mariner and to the same extent that Company would be required to perform it if no such succession had taken place.
     6.2 NOTICES
     Any notice required or permitted hereunder shall be in writing and shall he sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of Company to the Chief Executive Officer of TOG, and (h) in the case of Executive, to Executive’s last known address as reflected in Company’s records, or to such other address as Executive shall designate by written notice to Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to

Exhibit 10.9
whom such notice is given if personally delivered or at the time of mailing if sent by registered or certified mail.
     6.3 ENTIRE AGREEMENT; AMENDMENT
     This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive’s employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.
     6.4 WAIVER
     The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.
     6.5 HEADINGS
     The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
     6.6 GOVERNING LAW
     This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the Commonwealth of Pennsylvania without reference to the principles of conflict of laws.
     6.7 AGREEMENT TO TAKE ACTIONS
     Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.
     6.8 SURVIVORSHIP
     The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary effectuate to the intended preservation of such rights and obligations.
     6.9 VALIDITY
     The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement

Exhibit 10.9
is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the teens and intent of this Agreement.
     6.10 COUNTERPARTS
     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
[Signatures appear on following page]

Exhibit 10.9
[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]
     Each of the parties hereto has duly executed this Agreement effective as of the date first written above.

OPTICAL SYSTEMS TECHNOLOGY, INC.

By:

Name:

Title:

EXECUTIVE:

Paul F. Maxin

Exhibit 10.9
EXHIBIT A TO EMPLOYMENT AGREEMENT
     Executive shall receive as compensation for his performance under the attached Employment Agreement the following:
     (a) Salary. Company shall pay Executive a base salary during the Term, payable in accordance with the normal payment procedures of Company, subject to such withholdings and other normal employee deductions as may be required by law, at the annual rate of not less than $175,000, Company shall review such compensation not less frequently than annually during the Term, but any adjustment in Executive’s salary may only be upward.
     (b) Annual Bonus. In addition to base salary, Executive shall be eligible to earn incentive compensation of up to 25% of Executive’s base salary and participate in TOG’s stock option plans all as approved by the Board of Directors of TOG.
     (c) Benefits. Executive shall participate during the Term in such pension, health, death, disability and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the employees of Company, as may be maintained, from time to time, during the Term, in Company’s discretion, in each case to the extent and in the manner available to other officers of Company and subject to the terms and provisions of such plans or programs. Nothing herein shall limit Company’s ability to change, modify, cancel or amend any such pension, life insurance, health, death, disability or major medical insurance plans. Additionally, Executive shall be entitled to $1,000,000 of term life insurance during the Term.
     (d) Vacation. Executive shall be entitled to four (4) weeks paid vacation per year.